UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 1, 2005

AMKOR TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-29472	23-1722724

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 SOUTH PRICE ROAD
CHANDLER, AZ 85248
(Address of Principal Executive Offices, including Zip Code)

(480) 821-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

     (a) In connection with finalizing the restatement of our previously filed consolidated financial statements for each of the three years in the period ended December 31, 2004, as noted in our Current Report on Form 8-K filed on May 13, 2005, we have revised the amount of unpaid capital expenditures utilized in preparing our condensed consolidated statement of cash flows for the three months ending March 31, 2005 that was included in our Quarterly Report on Form 10-Q, previously filed on May 16, 2005. Correcting the condensed consolidated statement of cash flows contained in that Form 10-Q resulted in a decrease in cash used in operating activities of $1.4 million and an increase of $1.4 million in net cash used in investing activities for the three months ended March 31, 2005.

     Management and the Audit Committee determined that the impact of this error was material to our condensed consolidated statement of cash flows for the three months ended March 31, 2005. Management recommended and the Audit Committee agreed at a meeting on June 1, 2005, that previously reported results should be restated to correct the error discussed above and, in light of the restatement, the condensed consolidated financial statements contained in our Quarterly Report on Form 10-Q for the three months ended March 31, 2005 should no longer be relied upon. We are filing the restated Form 10-Q as an amendment to our periodic report for the quarter ended March 31, 2005 with the Securities and Exchange Commission in conjunction with the filing of this Form 8-K.

     Management has re-evaluated the effectiveness of its disclosure controls and procedures as a result of this restatement and concluded its disclosure controls and procedures were not effective as of March 31, 2005 solely because of the failure to ensure the correct application of SFAS 95 in the condensed consolidated statement of cash flows related to the classification of unpaid property, plant and equipment. Management indicated in Part I, Item 4 of the Quarterly Report on Form 10-Q for the three months ended March 31, 2005 that management believed the material weakness had been remediated. In the process of finalizing the 2004 restatement, management determined that the original process did not remediate the material weakness and the process required enhancement to ensure that all amounts of unpaid capital expenditures were identified. Management has implemented an enhanced process to identify all unpaid capital expenditures at the end of the reporting period to ensure capital expenditures are properly reflected in the consolidated statement of cash flows in accordance with SFAS 95. Accordingly, management believes this enhanced process will remediate the material weakness discussed above.

     The restatement adjustments did not impact our previously reported balance sheets or statements of operations (including our net income (loss), earnings (loss) per share and stockholders’ equity).

     Management and the Audit Committee have discussed the conclusions disclosed in this Form 8-K with its independent registered public accounting firm, PricewaterhouseCoopers LLP.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMKOR TECHNOLOGY, INC.
By:	/s/ Kenneth T. Joyce
Kenneth T. Joyce
Chief Financial Officer

Date: June 6, 2005